Exhibit 10.3

EXECUTION VERSION

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT is entered into as of August 16, 2021 (this “Subscription Agreement”), by and between M3-Brigade Acquisition II Corp., a Delaware corporation (the “Company”), and the undersigned (“Subscriber”).

WHEREAS, the Company concurrently herewith is entering into that certain Agreement and Plan of Merger, dated as of the date hereof, substantially in the form made available to Subscriber (the “Merger Agreement”), pursuant to which the Company will acquire Syniverse Corporation, a Delaware corporation (the “Target”), on the terms and subject to the conditions set forth therein (the “Transaction”);

WHEREAS, Subscriber previously entered into that certain Framework Agreement, dated February 26, 2021, by and among Subscriber, Target and Carlyle Partners V Holdings, L.P., a Delaware limited partnership, and further, in connection with the Transaction, concurrently herewith the parties to such agreement are entering into a letter agreement (the “Letter Agreement”) to amend such agreement (as so amended or otherwise modified from time to time, the “Framework Agreement”);

WHEREAS, in connection with the Transaction and as contemplated by the Framework Agreement, Subscriber desires to subscribe for and purchase from the Company that number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and, if applicable, shares of the Company’s Class C common stock, par value $0.0001 per share (the “Class C Common Stock” and, together with the Class A Common Stock, the “Company Common Stock”), in the aggregate, equal to the quotient obtained by dividing (a) (i) the Investment Percentage (as defined in the Framework Agreement) multiplied by (ii) (A) the Base Purchase Price (as defined in the Merger Agreement) minus (B) the Closing Date Leakage (as defined in the Merger Agreement) plus (C) the Purchase Price plus (D) the Option Exercise Amount (as defined in the Merger Agreement) by (b) ten (10) (collectively, the “Acquired Shares”), for an aggregate purchase price equal to (a) $750 million minus (b) the lesser of (i) $250 million and (ii) the excess, if any (and for the avoidance of doubt, this clause (ii) shall never yield an amount lower than zero (0)), of (A) amount of cash available in the Trust Account (as defined in the Merger Agreement) following the Acquiror Shareholders’ Meeting (as defined in the Merger Agreement), after deducting the amount required to satisfy the Acquiror Share Redemption Amount (as defined in the Merger Agreement), plus the PIPE Investment Amount (as defined in the Merger Agreement) actually received by the Company prior to the Closing (as defined in the Merger Agreement) over (B) $375 million (the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company on or prior to the closing of the Subscription (as defined below) contemplated hereby (the “Closing”);

WHEREAS, in connection with the Transaction, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or “accredited investors” (within the meaning of Rule 501(a) under the Securities Act) (collectively, the “Other Subscribers”), have, severally and not jointly, entered into subscription agreements with the Company (the “Other Subscription Agreements”), pursuant to which the Other Subscribers have agreed to subscribe for and purchase, and the Company has agreed to issue and sell to the Other Subscribers, on the Closing Date, an aggregate amount of (a) 6,916,667 shares of Class A Common Stock at a price per share of $10.00 (the “Common Per Share Price”), with an aggregate purchase price of $69,166,667, and (b) 201,890 shares of the Company’s Series A convertible preferred stock, par value $0.0001 per share (the “Preferred Stock”), for a purchase price equal to $970.00 per share, and an aggregate purchase price of $195,833,333.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.    Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price by Subscriber, the Acquired Shares (such subscription and issuance, the “Subscription”). Notwithstanding anything to the contrary, if the Acquired Shares to be issued to Subscriber hereby have a right to vote in the election of directors of the Company that, as measured immediately subsequent to the closing of the Subscription (but prior to the Effective Time (as defined in the Merger Agreement)), exceeds 49.9% of the aggregate voting rights for the election of directors of the Company (such threshold, the “Voting Cap”), then the Acquired Shares will consist of (a) shares of Class A Common Stock which represent a right to vote in the election of directors up to, but not in excess of, the Voting Cap, and (b) in lieu of the shares of Class A Common Stock which would have been issued to Subscriber but for the Voting Cap, an equal number of shares of Class C Common Stock.

2.    Closing.

(a)    At least seven (7) business days before the anticipated closing date of the Transaction (the “Closing Date”), the Company shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Company. No later than two (2) business days prior to the Closing (as defined in the Merger Agreement) (but prior to the Effective Time (as defined in the Merger Agreement)), Subscriber shall deliver to the Company such information as is reasonably requested by the Company in the Closing Notice in order for the Company to issue the Acquired Shares to Subscriber (including a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8). At the Closing (as defined in the Merger Agreement) (but prior to the Effective Time (as defined in the Merger Agreement), (A) Subscriber shall deliver to the Company the Purchase Price for the Acquired Shares in cash by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in the Closing Notice and (B) the Company or its transfer agent (the “Transfer Agent”) shall deliver (1) evidence of the issuance to Subscriber of the Acquired Shares on and as of the Closing Date and (2) the Acquired Shares in book-entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement, the Stockholders Agreement (as defined in the Merger Agreement), the Registration Rights Agreement (as defined in the Merger Agreement) or applicable state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable. Each book entry for the Acquired Shares shall contain a notation in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

(b)    The obligations of Subscriber and the Company to consummate the purchase and sale of the Acquired Shares pursuant to this Subscription Agreement shall be subject to the conditions that, on the Closing Date:

(i)    there shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, enjoining or prohibiting the consummation of the transactions contemplated hereby or any law that makes the consummation of the transactions contemplated hereby illegal or otherwise prohibited; provided that the governmental authority issuing such prohibition or injunction has jurisdiction over the parties hereto with respect to the transactions contemplated hereby;

(ii)    all conditions precedent to the closing of the Transaction set forth in the Merger Agreement, including the approval of the Company’s stockholders and regulatory approvals, if any, shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing of the Transaction, but subject to the satisfaction or waiver thereof); and

(iii)    the closing of the Transaction shall be scheduled to occur on the Closing Date immediately following the Closing.

(c)    In addition to the conditions set forth in Section 2(a) and Section 2(b), the obligation of the Company to consummate the issuance and sale of the Acquired Shares pursuant to this Subscription Agreement shall be subject to the following additional conditions:

(i)    all representations and warranties of Subscriber contained in this Subscription Agreement are true and correct in all material respects (other than those representations and warranties that are qualified as to materiality or material adverse effect, which representations and warranties shall be true in all respects) at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case, as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations and warranties of Subscriber contained in this Subscription Agreement as of the Closing Date or as of such earlier date, as applicable, but in each case without giving effect to the consummation of the Transaction; and

(ii)    Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to have been performed, satisfied or complied with by it at or prior to Closing.

(d)    In addition to the conditions set forth in Section 2(a) and Section 2(b), and without limiting any of Subscriber’s rights under the Framework Agreement or the Merger Agreement, the obligation of Subscriber to consummate the purchase of the Acquired Shares pursuant to this Subscription Agreement shall be subject to the following additional conditions:

(i)    all representations and warranties of the Company contained in this Subscription Agreement are true and correct in all material respects (other than those representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects) at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case, as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations and warranties of the Company contained in this Subscription Agreement as of the Closing Date or as of such earlier date, as applicable, but in each case without giving effect to the consummation of the Transaction;

(ii)    the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to have been performed, satisfied or complied with by it at or prior to Closing;

(iii)    other than (i) the Other Subscription Agreements and (ii) the Merger Agreement (including any other agreement contemplated by the Merger Agreement), the Company has not entered into any other subscription agreement (including any amendment, supplement or other modification thereto) providing for (x) the sale of Class A Common Stock at a per share price lower than the Common Per Share Price or (y) substantially more favorable terms for the applicable other subscriber vis-à-vis Subscriber pursuant to this Subscription Agreement; and

(iv)    all conditions precedent to the Closing (as defined in the Framework Agreement) set forth in the Framework Agreement shall be satisfied or waived in accordance therewith.

(e)    At the Closing, upon reasonable prior written notice, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

(f)    For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business.

3.    Company Representations and Warranties. The Company represents and warrants to Subscriber that (it being understood that nothing in this Section 3 or otherwise in this Subscription Agreement shall limit any of Subscriber’s rights under the Framework Agreement or the Merger Agreement):

(a)    The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its material assets, rights and properties and to carry on its businesses as presently conducted.

(b)    The Acquired Shares, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement and registered with the Transfer Agent, will be duly authorized and validly issued, fully paid and non-assessable, free and clear of any liens (other than those arising under this Subscription Agreement or applicable state or federal securities laws), and issued in compliance with all applicable state and federal securities laws and not subject to, and not issued in violation of, any lien, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable law or the Company’s organizational documents (as in effect at such time of issuance).

(c)    The Company has all requisite corporate power and authority to execute and deliver this Subscription Agreement and to consummate the transactions contemplated hereby. The execution, performance and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate power action of the Company. This Subscription Agreement has been duly executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company (assuming that this Subscription Agreement has been duly and validly authorized, executed and delivered by the other party hereto), enforceable against the Company in accordance with its terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought. The issued and outstanding shares of Class A Common Stock are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on the New York Stock Exchange (“NYSE”) under the symbol “MBAC.” Except as disclosed in the SEC Reports (as defined herein), the Company is in compliance with the rules of the NYSE, and there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by NYSE or the U.S. Securities and Exchange Commission (the “SEC”) with respect to any intention to deregister the Class A Common Stock or terminate the listing of the Class A Common Stock on the NYSE. The Company has taken no action in an attempt to terminate the registration of the Class A Common Stock under the Exchange Act.

(d)    Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 4 and the accuracy of the Other Subscribers’ representations and warranties set forth in the Other Subscription Agreements, the execution and delivery by the Company of this Subscription Agreement, including the issuance and sale of the Acquired Shares hereunder, and the performance of the Company’s obligations hereunder (including the consummation of the transactions contemplated hereunder) do not (i) conflict with or result in any breach of any provision of the Company’s organizational documents (subject to receipt of the approvals required to consummate the Transaction as provided under the Merger Agreement), (ii) violate any applicable law of any governmental authority having jurisdiction over the Company, (iii) require any consent of or other action by any person under, or result in a violation or breach of or loss of (or adverse impact on) any benefit or right, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, amendment, alteration, cancellation or acceleration under, any of the terms, conditions or provisions of any contract to which the Company is a party or by which any of their respective properties or assets may be bound or affected or (iv) result in the creation or imposition of any lien on any assets of the Company, except, in the case of clauses (ii), (iii) and (iv), as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, properties, assets, liabilities, operations, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement.

(e)    Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 4 and the accuracy of the Other Subscribers’ representations and warranties set forth in the Other Subscription Agreements, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than (i) the filing with the SEC of the Registration Statement (as defined below), (ii) the filings required by applicable state or federal securities laws, (iii) any filings or notices required by NYSE, (iv) those required to consummate the Transaction as provided under the Merger Agreement, and (v) any consent, waiver, authorization or order of, notice to, or filing or registration, the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(f)    As of the date hereof, the authorized share capital of the Company is 501,000,000 consisting of: (i) 450,000,000 shares of Class A Common Stock, of which 40,000,000 shares are issued and outstanding, (ii) 50,000,000 shares of Class B common stock, par value $0.0001, of which 10,000,000 shares are issued and outstanding, and (iii) 1,000,000 shares of blank check preferred stock, par value $0.0001, of which no shares are issued and outstanding (clauses (i), (ii) and (iii) collectively, the “Company Securities”). The foregoing represents all of the issued and outstanding Company Securities as of the date of this Subscription Agreement. All issued and outstanding Company Securities have been duly authorized and validly issued and are fully paid and non-assessable. As of the date hereof, 13,333,333 public warrants of the Company and 7,500,000 private placement warrants of the Company are issued and outstanding (collectively, the “Company Warrants”). All outstanding Company Warrants have been duly authorized and validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(g)    Except for such matters as have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority outstanding against the Company.

(h)    As of the date hereof, the Company is in compliance with all applicable laws, except where such non-compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Since the Company’s incorporation, the Company has not received any written notice from a governmental authority that the Company is in violation of any applicable law, except where such violation would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its officers, directors or employees, nor, to the knowledge of the Company, any agent or representative of the Company has, in connection with or acting on behalf of the Company: (i) received, made or offered any unlawful payment, or offered or promised to make or receive any unlawful payment, or provided or offered or promised to provide or receive anything of value (whether in the form of property or services or in any other form), to or from any foreign or domestic government official or employee, or to any finder, agent, or other party acting on behalf of or under the auspices of governmental authority, for the purpose of (A) influencing any act or decision of a government official in his or her official capacity, (B) inducing a government official to do or omit to do any act in violation of his or her lawful duties or (C) inducing a government official to influence or affect any act or decision of any governmental authority; (ii) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; or (iii) taken any other action or made any omission, in each case, in violation of any law applicable to the Company governing corrupt practices, money laundering, anti-bribery or anticorruption or that otherwise prohibits payments to any government or public officials, including, if applicable, the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd 1, et seq., the UK Bribery Act 2010 and any Law implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (all such Laws (as defined in the Merger Agreement), “Anticorruption Laws”). Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof: (w) the Company has never received any written or, to the Company’s knowledge, oral notice or inquiry alleging any such material violation or conducted any internal investigation or audit with respect to any actual or alleged violation of any Anticorruption Laws; (x) the Company is in compliance with all applicable laws relating to economic or trade sanctions or embargoes, including all Laws administered and enforced by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”, and all such Laws, “Sanctions Laws”), Ex-Im Laws, and U.S. anti-boycott Laws (collectively, “Trade Control Laws”); (y) the Company is not party to any contract and has never engaged in any transaction or other business in breach of Trade Control Laws; and (z) the Company has never received from any governmental authority or any other person any written or, to the Company’s knowledge, oral notice or inquiry of any violation or alleged violation of any Trade Control Laws.

(i)    As of their respective dates, all reports required to be filed by the Company with the SEC since February 16, 2021, pursuant to the Exchange Act or the Securities Act (collectively, as they have been amended since the time of their filing including all exhibits thereto through the date hereof, the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and any rules and regulations promulgated thereunder applicable to the SEC Reports. As of their respective dates of filing (or if amended or superseded by a filing prior to the date of this Subscription Agreement or the Closing Date, then on the date of such filing), the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters received by the Company from the SEC with respect to the SEC Reports. To the knowledge of the Company, none of the SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof. Notwithstanding anything in this Subscription Agreement to the contrary, no representation or warranty is made as or with respect to the accounting treatment of the Company’s issued and outstanding warrants, as to any deficiencies in disclosure (including with respect to internal control over financial reporting or disclosure controls and procedures) arising from the treatment of such warrants as equity rather than liabilities in the Company’s currently issued financial statements or as to any actions by the SEC in connection therewith. Furthermore, Subscriber acknowledges and agrees that (i) the Staff of the SEC issued the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies on April 12, 2021 (the “Statement”), and (ii) any restatement, revision or other modification of the SEC Reports or any statements or information included therein in connection with such a review of the Statement or any subsequent related agreements or other guidance from the Staff of the SEC related thereto shall be deemed not to be material for purposes of this Subscription Agreement.

(j)    Except as disclosed in the SEC Reports, the financial statements of the Company included in the SEC Reports (i) fairly present, in all material respects, the financial position and the results of operations and consolidated cash flows at and for the periods then ended, subject, in the case of interim financial statements, to normal recurring year-end audit adjustments (the effect of which will not, individually or in the aggregate, be material), (ii) have been prepared in accordance with U.S. generally accepted accounting principles on a consistent basis (except as may be in the notes thereto), and (iii) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof.

(k)    Other than (i) the Other Subscription Agreements and (ii) the Merger Agreement (including any other agreement contemplated by the Merger Agreement), (x) the Company has not entered into any side letter or similar agreement with any other investor in connection with such other investor’s direct or indirect investment in the Company and (y) no other subscription agreement includes terms and conditions that are materially more advantageous to any such other investor than Subscriber hereunder.

(l)    The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission in connection with the transactions contemplated by this Subscription Agreement for which Subscriber could become liable. Other than compensation paid to J.P. Morgan Securities LLC acting as placement agent (“J.P. Morgan”), the Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any shares of Class A Common Stock hereunder or the sale of any shares of Class A Common Stock or Preferred Stock pursuant to the Other Subscription Agreements.

(m)    The Company is not an “investment company” or a person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act of 1940, as amended.

(n)    Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 herein and those of the Other Subscribers set forth in the Other Subscription Agreements, in connection with the offer, sale and delivery of the Acquired Shares in the manner contemplated by this Subscription Agreement, (i) it is not necessary to register the Acquired Shares under the Securities Act, (ii) the Acquired Shares were not offered by any form of general solicitation or general advertising and (iii) the Acquired Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

4.    Subscriber Representations and Warranties. Subscriber represents and warrants to the Company that:

(a)    Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)    This Subscription Agreement has been duly authorized, executed and delivered by Subscriber. This Subscription Agreement constitutes a legal, valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(c)    The execution, delivery and performance by Subscriber of this Subscription Agreement are within the powers of Subscriber, have been duly authorized and will not constitute or result in a breach or default under or conflict with (i) any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which Subscriber is a party or by which Subscriber is bound, which would reasonably be expected to have a material adverse effect on the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement and (ii) will not violate any provisions of Subscriber’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable.

(d)    Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares.

(e)    Subscriber acknowledges and agrees that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. Subscriber acknowledges and agrees that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) in an offshore transaction within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any certificates representing the Acquired Shares shall contain a legend to such effect. Subscriber acknowledges and agrees that the Acquired Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.

(f)    Subscriber acknowledges and agrees that Subscriber is purchasing the Acquired Shares directly from the Company. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by (i) J.P. Morgan or Moelis & Company LLC (“Moelis”), each acting as placement agent (together, the “Placement Agents” and each, a “Placement Agent”), or their affiliates or any of their respective control persons, officers, directors or employees or (ii) the Company, the Target or their affiliates or any of their respective officers, directors, partners, members, managers or employees, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement, the Framework Agreement and the Merger Agreement. Subscriber understands (x) J.P. Morgan is also serving as a financial advisor to Company in connection with the Transaction and (y) Moelis is also serving as a financial advisor to Target in connection with the Transaction.

(g)    Subscriber’s acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

(h)    In making its decision to subscribe for and purchase the Acquired Shares, Subscriber has relied solely upon independent investigation made by Subscriber and has not relied on any statements or other information provided by the Placement Agents, the Company or the Target, any of their affiliates or any of their respective control persons, officers, directors, partners, members, managers or employees concerning the Company, the Target, their respective affiliates, the Transaction or the Acquired Shares, in each case other than as set forth herein or in the Framework Agreement or

Merger Agreement. Subscriber acknowledges and agrees that Subscriber has had access to, and an adequate opportunity to review, such financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Company, the Target and the Transaction. Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares. Subscriber is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, including, without limitation, the Placement Agents, the Company or the Target, except for the statements, representations and warranties contained in this Subscription Agreement, the Framework Agreement and Merger Agreement. Subscriber further acknowledges and agrees that the information provided to Subscriber (other than, for the avoidance of doubt, the information expressly set forth in the representations and warranties herein and in the Framework Agreement and the Merger Agreement) is preliminary and subject to change, and that any changes to such information, including, without limitation, any changes based on updated information, shall in no way affect Subscriber’s obligations under this Subscription Agreement (including, without limitation, to purchase the Acquired Shares).

(i)    Subscriber acknowledges that the Company represents and warrants that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(j)    Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber acknowledges that the Company has not provided any tax advice regarding the tax consequences of the transactions contemplated by the Subscription Agreement.

(k)    Alone, or together with any professional advisor(s), Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists. Subscriber hereby acknowledges and agrees that (i) each Placement Agent is acting solely as the Company’s placement agent in connection with the Transaction and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for Subscriber, the Company, the Target or any other person or entity in connection with the Transaction, (ii) neither Placement Agent has made or will make any representation or warranty, whether express or implied, of any kind or character or has provided any advice or recommendation in connection with the Transaction, (iii) neither Placement Agent will have any responsibility with respect to (x) any representations, warranties or agreements made by any person or entity under or in connection with the Transaction or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (y) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, the Target or the Transaction, and (iv) neither Placement Agent shall have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Subscriber, the Company, the Target or any other person or entity), whether in contract, tort or otherwise, to Subscriber, or to any person claiming through Subscriber, in respect of the Transaction. Notwithstanding the foregoing, nothing in this Section 4(k) or otherwise in this Subscription Agreement shall limit any of Subscriber’s rights under the Framework Agreement or the Merger Agreement.

(l)    Subscriber acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

(m)    [Reserved].

(n)    Subscriber is not a “foreign person” (as defined in 31 C.F.R. Part 800.224).

(o)    Subscriber is a “United States person” within the meaning of Section 7701(a)(30) of the Code and the rules and regulations promulgated thereunder.

(p)    Subscriber has, and at the time of payment of the Purchase Price in accordance with Section 2 will have, sufficient funds to pay the Purchase Price pursuant to Section 2(a).

5.    Additional Subscriber Agreement. Unless otherwise approved in writing by the Company (which approval shall not be unreasonably conditioned, withheld, delayed or denied), Subscriber shall not permit any amendment or modification to be made to, any waiver (in whole or in part) of, or provide consent to modify (including consent to terminate), any provision or remedy under the Framework Agreement. Subscriber shall (a) notify the Company at least five (5) business days prior to taking any steps to terminate the Framework Agreement, (b) not mutually agree to terminate the Framework Agreement, and (c) keep the Company reasonably informed of, and allow the Company and its representatives to participate in, any discussions with respect to, any attempted termination of, or proposed modifications to, the Framework Agreement by Subscriber or Target. Subject to the terms and conditions of the Framework Agreement and this Subscription Agreement, the Subscriber shall use its reasonable best efforts to take, or to cause to be taken, all actions required, necessary or that it otherwise deems to be proper or advisable to consummate the transactions contemplated by this Subscription Agreement and the Framework Agreement on the terms described herein and therein, including, in the event that all conditions in this Subscription Agreement and the Framework Agreement have been satisfied (other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, which conditions are capable of being satisfied), using its reasonable best efforts to enforce its rights under the Framework Agreement. Subject to the terms and conditions of the Framework Agreement, Subscriber shall use its reasonable best efforts not take, or fail to take, any action that would reasonably be expected to give rise to a failure of the conditions to closing under the Framework Agreement to occur or any right of termination thereunder (an “Adverse Framework Agreement Event”). Subscriber shall notify the Company as promptly as practicable (and in any event within 48 hours) of learning of any change, effect, event or occurrence that constitutes an Adverse Framework Agreement Event.

6.    Registration Rights. Subscriber and the Company hereby acknowledge and agree that all of the Acquired Shares shall in all respects be subject to the terms and conditions of the Registration Rights Agreement (as defined in the Merger Agreement), and for all purposes under the Registration Rights Agreement the Acquired Shares shall constitute Registrable Securities (as defined in the Registration Rights Agreement).

7.    Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Merger Agreement is validly terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto and the Target to terminate this Subscription Agreement, (c) written notice by either party to the other party to terminate this Subscription Agreement if the transactions contemplated by this Subscription Agreement are not consummated on or prior to the End Date (as defined in the Merger Agreement, and, for the avoidance of doubt, giving effect to the permitted extension thereof as set forth in the Merger Agreement) or (d) automatically and without further action by either party upon termination of the Framework Agreement in accordance therewith; provided, that nothing herein will relieve any party from liability for any Willful Breach (as defined in the Framework Agreement) hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall promptly notify Subscriber of the termination of the Merger Agreement promptly after such termination.

8.    Trust Account Waiver. Subscriber acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. Subscriber further acknowledges that, as described in the Company’s prospectus relating to its initial public offering dated March 3, 2021 (the “Prospectus”) available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public stockholders and the underwriters of the Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future arising out of this Subscription Agreement, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement. Subscriber acknowledges and agrees that it shall not have any redemption rights with respect to the Acquired Shares pursuant to the Company’s amended and restated certificate of incorporation in connection with the Transaction, any subsequent liquidation of the Trust Account or the Company or otherwise. In the event Subscriber has any claim against the Company as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Acquired Shares, it shall pursue such claim solely against the Company and its assets outside the Trust Account and not against the Trust Account or any monies or other assets in the Trust Account. Notwithstanding anything else in this Section 8 to the contrary, nothing herein shall be deemed to limit Subscriber’s right, title, interest or claim to the Trust Account by virtue of Subscriber’s record or beneficial ownership of Class A Common Stock acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the Company. This Section 8 shall survive any termination of the Subscription Agreement.

9.    Miscellaneous.

(a)    Each party hereto acknowledges that the other party hereto and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, each party hereto agrees to promptly notify the other party if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of such party set forth herein are no longer accurate in all material respects.

(b)    Each of the Company and Subscriber is entitled to rely upon this Subscription Agreement and each of the Company and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(c)    Neither this Subscription Agreement nor any rights that may accrue to any party hereunder (other than the Acquired Shares acquired hereunder, if any) may be transferred or assigned, other than by Subscriber to any controlled Affiliate (as defined in the Framework Agreement) of Subscriber (provided that any such assignment will not relieve Subscriber of any of its obligations hereunder).

(d)    All the covenants, agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(e)    [Reserved].

(f)    This Subscription Agreement may not be modified, waived or terminated (except as set forth in Section 7) except by an instrument in writing, signed by each of the parties hereto and the Target. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The Target shall be a third party beneficiary to the agreements made hereunder between the Company and the Subscriber, and shall have the right to enforce such agreements directly. The rights and remedies of the parties and third-party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g)    This Subscription Agreement, together with the Framework Agreement and the Merger Agreement (in each case, including all Exhibits, Schedules, Appendices and/or Annexes thereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as otherwise set forth herein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, their respective successor and assigns.

(h)    Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i)    If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. The parties hereto shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j)    This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k)    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(l)    All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Subscription Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by FedEx or other nationally recognized overnight delivery service or (iii) when sent by email, unless the sender of such electronic mail receives a non-delivery message (but not other automated replies, such as an out-of-office notification). Notices, demands and communications, in each case to the respective parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing:

(i)	if to Subscriber, to:

Twilio Inc.

101 Spear St. First Floor

San Francisco, CA 94105

Attention: General Counsel

Email:    legalnotices@twilio.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Ave

New York, NY 10022

Attention: Edward J. Lee and Carlo Zenkner

Email:    edward.lee@kirkland.com and carlo.zenkner@kirkland.com

(ii)	if to the Company, to:

M3-Brigade Acquisition II Corp.

1700 Broadway, 19th Floor

New York, NY 10019

Attention: Mohsin Y. Meghji; Charles Garner

Email:    mmeghji@m3-partners.com; cgarner@m3-partners.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: John L. Robinson

Email:    JLRobinson@wlrk.com

(m)    THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

[Remainder of page left intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Subscription Agreement as of the date first written above.

SUBSCRIBER:

TWILIO INC.

By:	/s/ Khozema Shipchandler
Khozema Shipchandler
Chief Financial Officer

[Subscriber Signature Page to Subscription Agreement]

COMPANY:

M3-BRIGADE ACQUISITION II CORP.

By:	/s/ Mohsin Meghji
Mohsin Meghji
Chairman and Chief Executive Officer

[Company Signature Page to Subscription Agreement]